UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 13, 2008

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)
Delaware	001-32824	20-2830691

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502

(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-3336

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The general partner, United States Commodity Funds LLC (the “General Partner”), and the limited partner, Kellogg Capital Group, LLC, of the United States Oil Fund, LP (the “Fund”) entered into the Fifth Amended and Restated Agreement of Limited Partnership (the “Amended Limited Partnership Agreement”) on October 13, 2008. The Amended Limited Partnership Agreement provides for the operation of the Fund and the rights and obligations of the partners and is effective immediately although the change in the management fee, as discussed below, will not go into effect until January 1, 2009.

The Amended Limited Partnership Agreement amends and restates the Fund’s current limited partnership agreement, the Fourth Amended and Restated Agreement of Limited Partnership entered into on November 13, 2007 (the “Limited Partnership Agreement”), in its entirety. The key substantive amendment relates to a modification of the management fees that the Fund pays to the General Partner. Article 3.1.2 of the Limited Partnership Agreement has been changed in the Amended Limited Partnership Agreement to explicitly state that, effective as of January 1, 2009, the Fund will pay a management fee of 0.45% of the Fund’s net asset value (“NAV”) to the General Partner. Currently, the initial management fee, which was set forth in Exhibit A of the Limited Partnership Agreement, is (1) 0.50% of NAV on the first $1 billion in assets under management and (2) 0.20% of NAV after the first $1 billion in assets. The change will reduce the management fee for the Fund until the Fund’s assets exceed $1.2 billion. To date, the Fund’s assets have only exceeded $1.2 billion on 52 out of 632 valuation days since the Fund’s inception and 42 out of 197 valuation days in 2008. As of October 10, 2008, the Fund had $504 million in total net assets under management. However, the Fund’s assets could exceed $1.2 billion going forward.  The fees are and will continue to be calculated on a daily basis and paid on a monthly basis (accrued at 1/365 of the applicable percentage of NAV on that day). The other amendments are largely editorial in nature or conforming changes.

A copy of the Fifth Amended and Restated Agreement of Limited Partnership is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Fifth Amended and Restated Agreement of Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
By: United States Commodity Funds LLC, its general partner

Date: October 14, 2008	By: /s/ Nicholas D. Gerber
Name: Nicholas D. Gerber Title: President and Chief Executive Officer